                                                                   Exhibit 10.45



                         RECEIVABLES PURCHASE AGREEMENT


                                      among


                        NATIONAL BANK OF THE GREAT LAKES,

                                     Seller


                                       and


                              SFA FINANCE COMPANY,

                                    Purchaser

                                       and

                                 SAKS & COMPANY,

                                    Servicer




                         Dated as of September 17, 1998

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...................................................   2
      SECTION 1.1.   Definitions..........................................   2
      SECTION 1.2.   Other Terms..........................................   7
      SECTION 1.3.   Computation of Time Periods..........................   7
ARTICLE II - PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES............   7
      SECTION 2.1.   Sale.................................................   7
      SECTION 2.2.   Addition of Accounts.................................   9
      SECTION 2.3.   Servicing of Receivables.............................   9
ARTICLE III - CONSIDERATION AND PAYMENT; RECEIVABLES......................  10
      SECTION 3.1.   Purchase Price.......................................  10
      SECTION 3.2.   Payment of Purchase Price............................  10
      SECTION 3.3.   Monthly Report.......................................  11
ARTICLE IV - REPRESENTATIONS AND WARRANTIES...............................  12
      SECTION 4.1.   Seller's Representations and Warranties..............  12
      SECTION 4.2.   Reaffirmation of Representations and
            Warranties by the Seller; Notice of Breach....................  15
      SECTION 4.3.   Repurchase of Ineligible Receivables.................  15
ARTICLE V - COVENANTS OF THE SELLER.......................................  15
      SECTION 5.1.   Covenants of the Seller..............................  15
      SECTION 5.2.   Negative Covenants of the Seller.....................  17
      SECTION 5.3.   Indemnification......................................  19
ARTICLE VI - REPURCHASE OBLIGATION........................................  19
      SECTION 6.1.   Mandatory Repurchase.................................  19
      SECTION 6.2.   Dilutions, etc.......................................  20
ARTICLE VII - CONDITIONS PRECEDENT........................................  20
      SECTION 7.1.   Conditions to the Purchaser's Obligations
            Regarding Receivables.........................................  20
ARTICLE VIII - TERM AND TERMINATION.......................................  21
      SECTION 8.1.   Term.................................................  21
      SECTION 8.2.   Effect of Termination................................  21
ARTICLE IX - AMENDMENTS TO THIRD RESTATED AGREEMENT.......................  22
      SECTION 9.1.   Amendment to Third Restated Agreement................  22
      SECTION 9.2.   Continuation of Third Restated Agreement.............  22
ARTICLE X - MISCELLANEOUS PROVISIONS......................................  22
      SECTION 10.1.  Amendment............................................  22
      SECTION 10.2.  Governing Law........................................  23

      SECTION 10.3.  Notices..............................................  23
      SECTION 10.4.  Severability of Provisions...........................  24
      SECTION 10.5.  Assignment...........................................  24
      SECTION 10.6.  Further Assurances...................................  25
      SECTION 10.7.  No Waiver; Cumulative Remedies.......................  25
      SECTION 10.8.  No Bankruptcy Petition Against the Purchaser
            or Trust......................................................  25
      SECTION 10.10. Counterparts.........................................  25
      SECTION 10.10. Binding Effect; Third-Party Beneficiaries............  25
      SECTION 10.11. Merger and Integration...............................  25
      SECTION 10.12. Headings.............................................  26
      SECTION 10.13. Exhibits.............................................  26
      SECTION 10.14. Effectiveness of Amendment and Restatement
            of Existing Agreement.........................................  26


      EXHIBITS

      Exhibit A   Form of Confirming Assignment
      Exhibit B   Form of Subordinated Note
      Exhibit C   Location of Records, Principal Place of Business, etc.
      Exhibit D   Subsidiaries, Divisions, Trade Names, Bankruptcy Proceedings

                         RECEIVABLES PURCHASE AGREEMENT


      THIS RECEIVABLES PURCHASE AGREEMENT, dated as of September 17, 1998 (as amended, supplemented, restated or otherwise modified and in effect from time to time, this "Agreement"), by and among NATIONAL BANK OF THE GREAT LAKES, Elmhurst, Illinois, a national banking association, as seller (the "Seller"), SFA FINANCE COMPANY, a Delaware corporation, as purchaser (the "Purchaser"), and SAKS & COMPANY, a New York corporation, as servicer (the "Servicer").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Receivables Transfer Agreement, dated as of September 10, 1991 (the "Original Agreement"), among Saks & Company as "Seller" (the "Original Seller"), the Servicer and the Purchaser, the Original Seller agreed to sell to the Purchaser, and the Purchaser agreed to buy from the Original Seller, all of the Original Seller's right, title and interest in, to and under the Receivables (as hereinafter defined) then existing or thereafter created and in the rights of the Original Seller into and under all guarantees thereof;

      WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of October 21, 1991 (the "Original P&S Agreement"), among the Purchaser, the Servicer and Bankers Trust Company, as Trustee (the "Original Trustee") the Purchaser agreed to sell to the Trust created pursuant to the Original P&S Agreement (the "Original Trust"), for the benefit of the Certificateholders referred to in the Original P&S Agreement, all of its right, title and interest in, to and under such Receivables;

      WHEREAS, pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of October 21, 1991 (the "First Restated Agreement"), the Original Agreement was amended and restated in its entirety;

      WHEREAS, pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of December 16, 1991 (the "Second P&S Agreement"), among the Purchaser, the Servicer and the Original Trustee, the Original P&S Agreement was amended and restated in its entirety;

      WHEREAS, pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of December 16, 1991 (the "Second Restated Agreement"), the First Restated Agreement was amended and restated in its entirety;

      WHEREAS, the Original Trust transferred to a new trust created pursuant to the Pooling and Servicing Agreement, dated as of April 25, 1996 (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the "Pooling and Servicing Agreement"), among the Purchaser, the Servicer and Bankers Trust Company, as

Trustee (the "Trustee"), for the benefit of the Certificateholders referred to in the Pooling and Servicing Agreement, all of the Original Trust's right, title and interest in, to and under the Receivables;

      WHEREAS, in connection with the execution and delivery of the Pooling and Servicing Agreement, and pursuant to the Third Amended and Restated Receivables Purchase Agreement dated as of April 25, 1996 (the "Third Restated Agreement"), among the Original Seller, the Purchaser and the Servicer, the Second Restated Agreement was amended and restated in its entirety;

      WHEREAS, in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of July 4, 1998 (as amended, the "Merger Agreement"), by and among Proffitt's Inc., a Tennessee corporation ("Proffitt's"), Fifth Merger Corporation and Saks Holdings, Inc., the Original Seller will become a wholly-owned subsidiary of Proffitt's and Proffitt's will change its name to "Saks Incorporated");

      WHEREAS, pursuant to the Contribution and Assumption Agreement between Saks Incorporated and National Bank of the Great Lakes dated as of September 17, 1998 (the "Contribution Agreement"), all of the credit card accounts providing for extensions of open end credit ("Accounts") of the Original Seller have been contributed to the Seller, and the Seller has assumed, among other things, all obligations of the Original Seller under the related Charge Account Agreements;

      WHEREAS, the Seller, the Servicer and the Purchaser desire to adopt this Agreement to provide for the sale of all Receivables in Accounts to SFA pursuant to this Agreement and to terminate all provisions of the Third Restated Agreement with respect to Receivables and Accounts (as defined in this Agreement) and to confirm that all other receivables in accounts retained by the Original Seller will continue to be sold by the Original Seller pursuant to the Third Restated Agreement, which shall remain in full force and effect with respect to such retained accounts and receivables arising thereunder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, the Servicer and the Purchaser, intending to be legally bound, agree that the Third Agreement is amended and restated in its entirety as follows:


                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. DEFINITIONS. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, the Pooling and Servicing Agreement:

      "Account" shall mean (a) each "Account" and "Additional Account" included as an Account prior to the Existing Trust Termination Date pursuant to the Second Restated Agreement, (b) each additional charge account existing on the Existing Trust Termination Date and not previously included as an Account prior to such date and (c) subject to Section 2.2, as of each Addition Date, each Additional Account included as an Account on such Addition Date by the Seller or the Original Seller pursuant to such Section for or on behalf of customers of Saks & Company. The definition of Account shall include each Transferred Account (as defined in the Third Restated Agreement into which an Account shall be transferred provided that such transfer was made in accordance with the Charge Account Guidelines. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. Notwithstanding the foregoing, for purposes of this Agreement "Account" and "Additional Account" shall only include each consumer revolving credit card account originated or acquired by the Seller, which account has been established or exists pursuant to a Charge Account Agreement, which are Accounts of the Original Seller contributed to the Bank and which provide for the extension of open end credit.

      "Addition Date" shall having the meaning specified in Section 2.2 hereof.

      "Additional Account" shall have the meaning specified in Section 2.2 hereof.

      "Advance" shall have the meaning specified in Section 3.2(a) hereof.

      "Benefit Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which the Seller maintains.

      "Charge Account Agreement" shall have the meaning specified in the Pooling and Servicing Agreement).

      "Charge Account Guidelines" shall have the meaning specified in the Pooling and Servicing Agreement.

      "Closing Date" shall mean the beginning of business on the Business Day immediately following the effective date and time of the Merger (as defined in the Merger Agreement) occurs.

      "Collections" shall mean all payments by or on behalf of Obligors (including Insurance Proceeds and Recoveries) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers or any other form of payment in accordance with an Account Agreement in effect from time to time, including any Account Adjustments.

      "Cut-Off Date" shall mean the close of business on [September 1], 1998

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; or (iii) for purposes of Section 412 of the Internal Revenue Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

      "Insolvency Event" shall mean, with respect to a Person, (i) such Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against such Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against such Person or any of its subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 such days from the entry thereof; or (iv) such Person or any of its subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

      "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 4, 1998 by and among Proffitt's, Inc., Fifth Merger Agreement and Saks Holdings, Inc., as amended.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or Eligible Originator or any ERISA Affiliate of the Seller or Eligible Originator on behalf of its employees.

      "Purchase Date" shall have the meaning assigned in Section 3.2(b) hereof.

      "Purchase Period" shall mean, with respect to Receivables sold by the Seller to the Purchaser after the Closing Date, the Monthly Period reported upon in the most recent Monthly Servicer Report delivered after the Closing Date.

      "Purchase Rate" shall mean the percentage equivalent of the decimal representation of the following expression:

      (1.00 + APY) minus (BDA + SF + PCF + OE + RF) where:

   APY = average portfolio yield of the aggregate receivables (expressed as the decimal equivalent of a percentage) as reasonably determined over the preceding twelve (12) months (or such other period mutually agreed upon by the Purchaser and the Seller);

   BDA = an allowance for bad debts (expressed as the decimal equivalent of a percentage), based on, among other relevant factors, historical rates for the previous twelve (12) months (or such other period mutually agreed upon by the Purchaser and the Seller);

   SF  =             a Servicer fee equal to 2.00% (expressed as the decimal
                     equivalent of a percentage) per annum;

   PCF = the Purchaser's cost of funds, as calculated from time to time, equal to the sum (expressed as the decimal equivalent of a percentage) of (i) the product of a fraction equal to the adjusted investor amount of all classes of Certificates issued by the Trust (other than those held by the Purchaser) divided by the Aggregate Principal Receivables multiplied by the prime rate (as published in the Money Rates Section of The Wall Street Journal) plus (ii) the product of (x) 20% (to be adjusted from time to time based on changes to the Purchaser's reasonably estimated marginal cost of capital) multiplied by (y) a fraction equal to the sum of the Seller Amount plus the investor amount of any class of Certificates held by the Purchaser divided by the Aggregate Principal Receivables;

   OE  =             the fraction (expressed as the decimal equivalent of a
                     percentage), the numerator of which is the Purchaser's annualized estimate of projected operating expenses for the next twelve (12) months and the denominator of which is the estimated outstanding principal balance of Receivables expected to be sold by the Seller to the Purchaser in the next twelve (12) months; and

   RF  =             a contingency risk factor (expressed as the decimal
                     equivalent of a percentage) based on industry and economic considerations, as determined by the Purchaser in its reasonable discretion and as agreed upon between the Purchaser and the Seller.

      "Purchase Price" shall have the meaning set forth in Section 3.1.

      "Receivable" shall mean any amount owing by an Obligor under an Account with the Seller, including any Additional Account, from time to time, including, without limitation, amounts owing for the payment of merchandise and services, Charge Account Fees, service contract charges, premiums for Credit Insurance, Finance Charge Receivables and all other fees and charges. In calculating the aggregate amount of Receivables on any day, the amount of Receivables shall be reduced by the aggregate amount of Credit Adjustments stated in Section 4.3(d) of the Pooling and Servicing Agreement, in the Accounts on such day.

      "Records" shall mean all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

      "Related Security" means, with respect to any Receivable, all of the Seller's rights, title and interest in, to and under the following, as and to the extent applicable:

            (i) all of the Seller's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

            (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

            (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

            (iv)  all records related to such Receivable; and

            (v)   all proceeds of any of the foregoing.]

      "Relevant UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois.

      "Secured Obligations" shall have the meaning set forth in Section 2.1(d) hereof.

      "Subordinated Note" shall have the meaning specified in Section 3.2(b) hereof.

      "Termination Date" shall have the meaning specified in Section 8.1 hereof.

      SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control. All terms used in
Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9. The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms. The terms "include", "including" or "includes" shall mean including without limitation by way of enumeration or otherwise.

      SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."


                                   ARTICLE II

               PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

      SECTION 2.1. SALE. (a) Upon the terms and subject to the conditions specifically set forth herein, the Seller hereby sells, assigns, transfers, sets-over and conveys to the Purchaser on each Business Day, without recourse, and the Purchaser hereby purchases from the Seller, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables now existing or hereafter created, and owned by the Seller, through any Termination Date (but not thereafter), together with all Related Security, if any, and all Collections and other monies due or to become due with respect thereto (including all Finance Charge Receivables, Recoveries, all guarantees thereof and interchange, if any) and all proceeds of the foregoing, including Insurance Proceeds. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Purchaser of any obligations of the Seller or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security, Account Agreement or other agreement and instrument relating to the Receivables. With respect to Receivables sold by the Seller on the Closing Date, such Receivables shall be deemed to be all the Receivables of the Seller that exist as of the close of business on the Cut-Off Date together with any Receivables created thereafter prior to the Closing Date and in each case, that have not been sold by the Original Seller pursuant to the Third Restated Agreement. With respect to Receivables to be sold pursuant to this Agreement by the Seller after the Closing Date, such Receivables shall be deemed to be all the Receivables created after the close of business on the Cut-Off Date.]

      (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Closing Date or within 10 days thereafter, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC (subject, in the case of Related Security constituting returned inventory and proceeds, to the applicable provisions of Section 9-306 of the Relevant UCC) against all creditors of and purchasers from the Seller, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on the Closing Date.

      (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser, and shall indicate clearly and unambiguously in the Seller's computer files and other Records that the Receivables transferred hereby have been sold to the Purchaser pursuant to this Agreement and subsequently transferred to the Trustee pursuant to the Pooling and Servicing Agreement. The Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

      (d) It is the express intent of the Seller and the Purchaser that the conveyance of the Receivables, all Related Security, if any, and all Collections and proceeds thereof by the Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables and other property by the Seller to the Purchaser, which sale is absolute and irrevocable (except as expressly provided otherwise herein) and provides the Purchaser with the full benefits of ownership of such Receivables and other property. Further, it is not the intention of the Seller and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables and such other property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the express intent of the parties, the Receivables and such other property are construed to constitute property of the Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under the Receivables and such other property outstanding on the Closing Date and thereafter owned by the Seller, together with all Related Security, if any, and all Collections and other monies due or to become due with respect thereto (including all Finance Charge Receivables, Recoveries and all guarantees thereof and interchange, if any) and all proceeds of the foregoing, including Insurance

Proceeds, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law (collectively, the "Secured Obligations"). The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables and such other property, such security interest would be deemed to be a perfected first priority security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

      SECTION 2.2. ADDITION OF ACCOUNTS. On each Business Day (each, an "Addition Date") (i) each charge account established pursuant to a Charge Account Agreement since the preceding Business Day (or in the case of the Business Day immediately following the Existing Trust Termination Date which is an Eligible Account) and (ii) each Restored Account (any such account referred to in the foregoing clauses (i) and (ii), an "Additional Account") shall be included as an Account. The Seller shall convey to the Purchaser the Receivables in any Additional Accounts on each Addition Date with respect thereto. On each Determination Date, the Seller shall deliver to the Purchaser a written assignment (including an acceptance by the Purchaser) in substantially the form of Exhibit A (a "Confirming Assignment") and a computer file, microfiche or written list containing a true and complete schedule identifying all Additional Accounts conveyed to the Purchaser during the preceding Monthly Period and specifying for each such Account, as of the last billing date for such Account, its account number and the aggregate amount outstanding in such Account, and such computer file, microfiche or written list shall be incorporated into and made part of such Confirming Assignment and this Agreement as of the date of such Confirming Assignment. On each Addition Date, the Seller shall indicate in its computer files that the Receivables created in the Additional Accounts conveyed to the Purchaser on such date have been conveyed to the Purchaser for further conveyance to the Trust for the benefit of the Certificateholders referred to in the Pooling and Servicing Agreement.

      SECTION 2.3. SERVICING OF RECEIVABLES. (a) The servicing, administering and collection of the Receivables shall be conducted by the Servicer, which hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with the care and diligence which the Servicer employs in servicing similar receivables for its own account, in accordance with the Charge Account Guidelines. As provided in, and subject to the terms of, Section 8.7 of the Pooling and Servicing Agreement, the Servicer may delegate certain functions to other Persons who agree to conduct such duties in accordance with the Charge Account Guidelines; provided, however, no such delegation shall relieve the Servicer of its obligations hereunder. The Purchaser hereby appoints the Servicer as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Related Security, if any, and the Collections with respect thereto, and the Seller agrees to cooperate with and assist the Purchaser and the Servicer in connection with any such efforts, including acting as agent for and on behalf of the Purchaser and the Servicer in connection therewith. The Servicer shall hold in trust for the Purchaser, in accordance with its interests, all records which evidence or relate to the Receivables or Related Security, if any, Collections and proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, from and after a Servicer Default, a

Successor Servicer shall be appointed as provided in Article X of the Pooling and Servicing Agreement. The Purchaser agrees to pay the Servicer the Monthly Servicing Fee for the Servicer's performance of the duties and obligations described in this Agreement and in the Pooling and Servicing Agreement.

      (b) The Seller hereby grants to each of the Purchaser and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, provided, however, should the consent of any licensor of the Seller to such grant of the license described herein be required, the Seller hereby agrees that upon the request of the Purchaser (or the Trustee as the Purchaser's assignee), the Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.


                                   ARTICLE III

                     CONSIDERATION AND PAYMENT; RECEIVABLES

      SECTION 3.1. PURCHASE PRICE. The Purchase Price for the Receivables and related property conveyed on any date shall be the dollar amount equal to the product of (i) the aggregate outstanding principal balance of the Receivables sold during the applicable Purchase Period as reflected in the applicable Monthly Servicer's Statement or any other certificate delivered pursuant thereto or pursuant to this Agreement as in effect prior to the date hereof and (ii) the Purchase Rate on such date.

      SECTION 3.2. PAYMENT OF PURCHASE PRICE. (a) The Purchase Price for the Receivables sold on and after the Closing Date shall be paid or has been paid by payment of cash in immediately available funds. The Purchaser may obtain the cash to pay the Purchase Price from the sale of Eligible Receivables to the Trust, and pursuant to advances pursuant to a Subordinated Note between either Saks Incorporated or Saks & Company, as lender (the "Subordinated Note Lender") and the Purchaser (such advance and any advance thereunder as contemplated by Section 3.2(b), each an "Advance") and contributions to the capital of the Purchaser by the Subordinated Note Lender.

      (b) The Purchase Price for the Receivables sold by the Seller on any purchase date after the initial date of the Receivables Purchase Agreement (each, a "Purchase Date") shall be paid in cash to the Seller from proceeds from
(i) the sale by the Purchaser of the Receivables to the Trust or (ii) from proceeds of (A) an Advance under the Subordinated Note or (iii) a capital contribution by the Subordinated Note Lender to the Purchaser or (iv) any combination of the foregoing. In the event the Purchaser does not have sufficient cash to pay the Purchase Price due on any Purchase Date, or the Subordinated Note Lender determines, in its sole discretion not to make a capital contribution to the Purchaser, the Subordinated Note Lender, subject to the terms hereof, irrevocably agrees to make an Advance on such Purchase Date in an original principal amount equal to such cash insufficiency. All Advances made by the Subordinated Note Lender to the Purchaser shall be evidenced by a single subordinated note, duly executed on behalf of the Purchaser, in substantially the form of Exhibit B annexed hereto.

      (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

            (i) Repayment of Advances. All amounts paid by the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

            (ii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed and paid based on the actual number of days elapsed and upon a year of 360 days.

            (iii) Sole and Exclusive Remedy; Subordination. The Subordinated Note shall be fully subordinated to any rights of the Trustee, the Certificateholders and their permitted assigns pursuant to the Pooling and Servicing Agreement, all on the terms and conditions set forth in the Subordinated Note, and shall not evidence any rights in the Receivables.

      SECTION 3.3. MONTHLY REPORT. On each Determination Date, the Seller shall deliver or cause to be delivered to the Purchaser a report covering the preceding Monthly Period, substantially in the form of the Monthly Servicer's Statement attached as Exhibit E to the Pooling and Servicing Agreement, showing
(i) the aggregate Purchase Price of Receivables acquired or generated by the Seller in the preceding Monthly Period and (ii) the aggregate outstanding principal balance of such Receivables that are Eligible Receivables as of the last day of such preceding Monthly Period.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1. SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Purchaser as of the Closing Date and shall be deemed to represent and warrant as of the date of any sale of any interest in Receivables, including Receivables in Additional Accounts to the Purchaser pursuant to this Agreement that:

      (a) Corporate Existence and Power. The Seller is a national banking association, duly incorporated, validly existing and in good standing under the laws of the United States of America, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Seller, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Account Agreement relating to an Account or any Receivable unenforceable by it, the Purchaser or the Trust and would have a material adverse effect on the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement thereto.

      (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any Governmental Authority or official thereof (except for the filing of UCC financing and continuation statements, and amendments thereto, as required by this Agreement). The execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof and thereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to the Seller or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound and which conflict, violation, breach or default would have a material adverse effect on the Purchaser or the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under the Pooling and Servicing Agreement.

      (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

      (d) Perfection. Immediately preceding the sale, transfer and assignment of the Receivables and the related property pursuant to this Agreement, the Seller had good and marketable title to all of the Receivables and such related property, free and clear of all Liens (except those Liens permitted by the Pooling and Servicing Agreement). On or prior to the date of each sale of Receivables and such related property pursuant to this Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of the Purchaser in and to the Receivables and such related property against all creditors of and purchasers from the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

      (e) Tax Status. The Seller has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

      (f) Action, Suits. There are no proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the federal income tax attributes of the Trust.

      (g) Place of Business. The principal place of business and chief executive office of the Seller is located at 140 Industrial Drive, Elmhurst, Illinois 60126, and the offices where the Seller keeps all its records with respect to its Accounts and Receivables, are located at the address(es) described on Exhibit C hereto or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

      (h) True Sale. This Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Receivables and related property to be transferred hereby, whether existing on the date of this Agreement or hereafter created in the Accounts and the proceeds thereof which is effective as to each Receivable upon the creation thereof, and upon such transfer to the Purchaser hereunder, the Purchaser shall obtain good and marketable title to such Receivables and related property, free and clear of all Liens (except those Liens permitted by the Pooling and Servicing Agreement).

      (i) Trade Names, etc. As of the date hereof: (i) the Seller's chief executive office is located at the address set forth in the immediately preceding subsection (g); (ii) the Seller has only the subsidiaries and divisions listed on Exhibit D hereto; and (iii) the Seller has, within the last five (5) years, operated only under the trade names identified in Exhibit D hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit D hereto.

      (j) Nature of Receivables. As of the applicable Addition Date with respect to Additional Accounts, and as of the applicable Determination Date with respect to Additional Accounts conveyed to the Purchaser during the preceding Monthly Period, the related computer file, microfiche or written list referred to in
Section 2.2 is in all material respects an accurate and complete listing of all the Accounts of the Seller the Receivables of which have been sold, transferred and assigned to the Purchaser since the last day of the preceding Monthly Period, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the last day of such preceding Monthly Period.

      (k) Eligibility of Accounts. No selection procedures adverse to the Purchaser or the Certificateholders have been employed in selecting the Accounts.

      (l) [Reserved]

      (m) Not an Investment Company. The Seller is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

      (n) ERISA. The Seller and each of its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

      (o) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

      (p) No Insolvency. The Seller is not insolvent immediately prior to any transfer of Receivables hereunder, and will not be rendered insolvent immediately following such transfer.

      (q) Reasonably Equivalent Value. The Purchaser has given reasonably equivalent value to the Seller in consideration for the transfer and sale to the Purchaser of the applicable Receivables and other property from such Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Seller to the Purchaser. The Seller acknowledges that it will receive reasonably equivalent value in consideration for the transfer to the Purchaser of all Receivables and other property now or hereafter to be transferred and sold hereunder.

      The Purchaser and the Servicer may rely upon any of these representations and warranties, and any of the covenants and agreements of the Seller contained herein in connection with any transactions pursuant to the Pooling and Servicing Agreement.

      SECTION 4.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE SELLER; NOTICE OF BREACH. On each Addition Date, the Seller shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such date as though made on and as of such date and that all the covenants to be performed by the Seller have been performed. The representations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the Purchaser, and termination of the rights and obligations of the Purchaser and the Seller under this Agreement. Upon discovery by the Purchaser or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.

      SECTION 4.3. AUTOMATIC REPURCHASE OF INELIGIBLE RECEIVABLES. In the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable in the Pooling and Servicing Agreement, and either of the following two conditions is met:

            (i) the Lien on the subject Receivable (1) ranks prior to the Lien created pursuant to this Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Seller; or

            (ii) the Lien on the subject Receivable is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Purchaser free and clear of any Lien except Liens permitted hereby;

then, upon the earlier to occur of the discovery of such breach or event by the Seller or receipt by the Seller of written notice of such breach or event given by the Purchaser, the Servicer or the Trustee, each such Receivable or, at the option of the Seller, all such Receivables with respect to the related Account, automatically shall be repurchased by the Seller on the terms and conditions set forth in Article VI hereof.

            SECTION 4.4. REPURCHASE AFTER CURE PERIOD. In the event of a breach of any of the representations and warranties set forth in Section 4.1(j) or (k) with respect to a Receivable (other than in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (c) of the definition of Eligible Receivable), and as a result of such breach or event such Receivable becomes a Receivable in a Defaulted Account or the Purchaser's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Purchaser free and clear of any Lien except Liens permitted hereby, then, upon the expiration of 90 days or any longer period specified by the Servicer (not to exceed an additional 90 days) from the earlier to occur of (x) the discovery of any such event by the Transferor or the Servicer or (y) receipt by the Purchaser or the Servicer of written notice of any such event given by the Trustee, each such Receivable or, at the option of the Purchaser, all such Receivables with respect to the related Account, shall be repurchased by the Seller on the terms and conditions set forth in Article VI hereof; provided, however, that no such repurchase shall be required to be made if, on any day within such applicable period, (A) such representation and warranty with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been transferred to the Trust on such day, and (B) the related Account is no longer a Defaulted Account as the result of the breach of such representation and warranty, and the Trust's rights in, to or under such Receivable or its proceeds are no longer materially impaired as a result of a breach of such representation and warranty, and the proceeds of such Receivable are available to the Trust free and clear of all Liens resulting in the breach of such representation and warranty, as applicable.

            SECTION 4.5 REPURCHASE OF ALL RECEIVABLES. In the event that any of the representations or warranties set forth in Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d) or 4.1(j) are breached and such breach results in a requirement that the Purchaser repurchase such Receivable under the Pooling and Servicing Agreement or a material amount of Receivables are deemed not to be Eligible Receivables, and such event has a materially adverse effect on the Purchaser or the Certificateholders, and the Transferor is required to accept reassignment of all Receivables at the order of the Trustee or the Certificateholders, then the Seller shall repurchase all Receivables on the terms and conditions set forth in
Article VI hereof.



                                    ARTICLE V

                             COVENANTS OF THE SELLER

      SECTION 5.1. COVENANTS OF THE SELLER. The Seller hereby covenants and agrees with the Purchaser that, for so long as this Agreement and the Pooling and Servicing Agreement are in effect, and until all Receivables, an interest in which has been sold to the Purchaser pursuant hereto, shall have been paid in full or charged off, and all amounts owed by the Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, the Seller covenants and agrees as follows:

      (a) Conduct of Business. The Seller will carry on and conduct its credit card business in substantially the same manner as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a national banking association. The Seller will maintain all authority required to conduct its business in each jurisdiction in which its business is conducted, the failure of which would render any Account Agreement relating to an Account or any Receivable unenforceable by it, the Purchaser or the Trustee and would have a material adverse effect on the Certificateholders or on the Purchaser's or the Servicer's ability to perform their respective obligations under this Agreement, the Pooling and Servicing Agreement or any Supplement thereto.

      (b) Compliance with Laws. The Seller will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

      (c) Furnishing of Information and Inspection of Records. The Seller will furnish or cause to be furnished to the Purchaser from time to time such information with respect to the Receivables as the Purchaser may reasonably request, including, without limitation, a computer file, microfiche or written list showing each Account, identified by account number, and Receivable balance and any information which the Purchaser may be required to deliver pursuant to the Pooling and Servicing Agreement or any Supplement thereto. The Seller will at any time and from time to time during regular business hours and upon reasonable prior notice permit the Purchaser, or its agents or representatives (which may include any purchasers of certificates not sold to the public), (i) to examine and make copies of and abstracts from all records and (ii) to visit the offices and properties of the Seller for the purpose of examining such records, and to discuss matters relating to Receivables or the Seller's performance hereunder with any of the officers, directors, employees or independent public accountants of the Seller having knowledge of such matters.

      (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles except to the extent required otherwise by applicable regulatory authorities and then consistent with regulatory accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to produce or recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser and the Trustee notice of any material change in the administrative and operating procedures of the Seller referred to in the previous sentence.

      (e) Account Agreements and Charge Account Guidelines. The Seller shall comply with and perform, its obligations under the applicable Account Agreements relating to the Accounts, the Charge Account Guidelines, and the related Certificate Purchase Agreement, except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Purchaser, the Trust or the Certificateholders, the ability of the Servicer to collect the Receivables, the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, or any documents or agreements related thereto, or the performance by any party of its obligations hereunder or thereunder.

      (f) Reduction of Charges. Except as otherwise required by Requirement of Law or as the Seller shall deem necessary to maintain the Saks credit card program based on a good faith assessment by the Seller, in its sole discretion, of the various factors affecting the use of its Accounts, the Seller will not reduce the finance charges or other fees on the Accounts if, as a result of such reduction, the Servicer reasonably expects that the Portfolio Yield with respect to all Series outstanding as of the time of, and giving effect to, such reduction would be less than the weighted average Base Rate for all such outstanding Series. In addition, the Seller covenants that, unless required by law, it will not reduce the annual percentage rate, if its reasonable expectation of Portfolio Yield would be less than the highest Certificate Rate for any outstanding Series.

      (g) Collections Received. The Seller shall direct or cause all Collections of Receivables to be remitted as directed by the Purchaser. In the event that the Seller receives any such Collection, the Seller shall hold in trust for and on behalf of the Purchaser and the Trust, as their interests may appear, and remit, immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to the Servicer, all Collections received from time to time by the Seller.

      (h) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

      (i) ERISA. The Seller shall promptly give the Purchaser written notice upon becoming aware that any ERISA Lien on any of the Receivables exists.

      SECTION 5.2. NEGATIVE COVENANTS OF THE SELLER. During the term of this Agreement, unless the Trustee and the Purchaser shall otherwise consent in writing:

      (a) No Sales, Liens, Etc. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on (or the filing of any financing statement with respect to) any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will notify the Purchaser and the Trustee of the existence of any Lien on any Receivable transferred and sold by the Seller to Purchaser hereby; and immediately upon discovery thereof, the Seller will defend the right, title and interest of the Purchaser and the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 5.2(a) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Liens for, municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves under generally accepted accounting principles with respect thereto.

      (b) Account Agreements and Charge Account Guidelines. Subject to compliance with all Requirements of Law, the failure to comply with which would have a material adverse effect on the rights of the Purchaser, the Trust or the Certificateholders, and subject further to Section 5.1(f), the Seller or the Servicer may change the terms and provisions of the Charge Account Agreements or the Charge Account Guidelines in any respect, so long as such changes are made applicable to comparable segments of those Charge Accounts serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts which are subject hereto, and so long as such changes would not be reasonably likely to cause the occurrence of a Pay Out Event.

      (c) Change of Name, Etc. The Seller shall not change its name, identity or structure or location of its chief executive office, unless at least ten (10) Business Days prior to the effective date of any such change the Seller delivers to the Purchaser such documents, instruments or agreements, including, without limitation, appropriate financing statements under the Relevant UCC, executed by the Seller necessary to reflect such change and to continue the perfection of the Purchaser's and any assignee's first priority interest in the Receivables.

      (d) No Change in Business or Charge Account Guidelines. The Seller will not make any change in the Charge Account Guidelines or any change in the character of its business, which change would, in either case, impair the collectibility of any substantial portion of the Receivables or otherwise materially and adversely affect the rights of the Purchaser, the Trust or the Certificateholders, the ability of the Servicer to collect the Receivables, the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, or any documents or agreements related thereto, or the performance by any party of its obligations hereunder or thereunder.

      (e) ERISA Matters. The Seller will not (i) engage in any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code) or funding deficiency with respect to any Defined Benefit Plan other than a Multiemployer Plan that could reasonably result in the PBGC or IRS filing a lien; (iii) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate of the Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Defined Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any Reportable Event which represents a material risk of a liability to the Seller or any ERISA Affiliate of the Seller under ERISA or the Internal Revenue Code.

      (f) Transfers of Accounts. The Seller will not convey, transfer or assign any Accounts to any Person, except for Removed Accounts, unless the Rating Agency Condition is satisfied.

      SECTION 5.3. INDEMNIFICATION. The Seller agrees to indemnify, defend and hold the Purchaser harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) (collectively, "Indemnified Amounts") to which the Purchaser or any assignee thereof may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any written schedule or certificate delivered by the Seller hereunder being untrue in any material respect at the time so certified; provided, however, neither the Purchaser nor any of its assignees shall be entitled to indemnification hereunder for any Indemnified Amount to the extent the same resulted from the gross negligence or willful misconduct of the Purchaser or any of its assignees. The obligations of the Seller under this
Section 5.3 shall be considered to have been relied upon by the Purchaser and shall survive the execution, delivery, performance and termination of this Agreement and any sale or transfer of the Receivables or any interest therein by the Purchaser, regardless of any investigation made by the Purchaser or on its behalf.


                                   ARTICLE VI

                              REPURCHASE OBLIGATION

      SECTION 6.1. MANDATORY REPURCHASE. (a) If, on any day, the repurchase of any Receivable which has been sold by the Seller hereunder shall be required pursuant to Section 4.3 or 4.4 hereof, the Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate outstanding principal balance of such Receivable, plus outstanding Finance Charge Receivables accrued thereon through the date of such repurchase; provided that, prior to the Termination Date, such amount may be paid, at the election of the Purchaser, by a reduction in or an offset to the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach pursuant to the Pooling and Servicing Agreement; provided, however, in all events at least the amount of any cash deposit required to be made by the Purchaser under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in immediately available funds by the Seller.

      (b) Repurchase of Receivables. If on any day the repurchase of all Receivables which have been sold by the Seller hereunder shall be required pursuant to Section 4.5 hereof, the Seller shall be deemed to have received on such day a Collection of such Receivables in full and shall on such day pay to the Purchaser an amount equal to the aggregate outstanding principal balance of such Receivable, plus Finance Charges Receivables accrued thereon through the date of such repurchase; provided, however, in all events at least the amount of any cash deposit required to be made by the Purchaser under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in immediately available funds by the Seller.

      SECTION 6.2. DILUTIONS, ETC. If the Servicer or the Seller adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such Receivable was created in respect of merchandise or services which were refused, returned or not received by an Obligor, then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date, unless the Purchaser is required to make a payment in respect of such breach sooner pursuant to the Pooling and Servicing Agreement. Similarly, if the Servicer or the Seller adjusts downward the amount of any Receivable because such Receivable was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in Section 5.2(a) hereof was breached, then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancellation; provided that, prior to the Termination Date, such amount may be paid by a reduction in the Purchase Price paid to the Seller on the next occurring Purchase Date; provided, however, in all events at least the amount of any cash deposit required to be made by the Purchaser under the Pooling and Servicing Agreement in respect of any such adjustment shall be paid in immediately available funds by the Seller. Any adjustment ("Adjustment Payment Obligation"), required pursuant to either of the two preceding sentences shall be made within two (2) Business Days of the making of the Adjustment Payment Obligation, and in no event later than the end of the Monthly Period in which such adjustment obligation arises.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      SECTION 7.1. CONDITIONS TO THE PURCHASER'S OBLIGATIONS REGARDING RECEIVABLES. The obligations of the Purchaser to purchase the Receivables on the Closing Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

      (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Closing Date and on each Purchase Date thereafter with the same effect as though such representations and warranties had been made on such date (except to the extent any such representation or warranty specifically related to an earlier date, in which case such representation or warranty shall have been true as of such earlier date);

      (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables existing on the Closing Date, or each Addition Date, in the case of any Receivables created after the Closing Date, and in each Confirming Assignment;

      (c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

      (d) The Seller shall have filed or caused to be filed the financing and continuation statement(s) and all amendments thereto required to be filed pursuant to Section 2.1(b); and

      (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

                                  ARTICLE VIII

                              TERM AND TERMINATION

      SECTION 8.1. TERM. This Agreement shall continue in full force and effect from the date of its effectiveness as provided in Section 9.14 hereof until the date following the earlier of (i) the date on which the Trustee declares a Pay Out Event with respect to all outstanding Series of the Trust pursuant to the Pooling and Servicing Agreement and any Supplements, (ii) the date on which the Trust terminates, (iii) the date on which an Insolvency Event occurs with respect to the Seller, (iv) the close of business on the third Business Day following a conveyance of Receivables to the Purchaser for which the Purchaser does not pay the Purchase Price in accordance with the provisions hereof, or (v) the date on which either the Purchaser or the Seller becomes unable for any reason to purchase or repurchase any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than thirty (30) days after written notice (any such date being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

      SECTION 8.2. EFFECT OF TERMINATION. Following the termination of this Agreement pursuant to Section 8.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any proceeding regarding an Insolvency Event with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver or cause to be delivered computer records of

Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article V or Section 9.1 of this Agreement render an executed sale executory.



                                   ARTICLE IX

                     AMENDMENTS TO THIRD RESTATED AGREEMENT

      SECTION 9.1. AMENDMENT TO THIRD RESTATED AGREEMENT. This Agreement amends the Third Restated Agreement, Section 1.1 and the Definitions contained therein of "Accounts," "Additional Accounts," "Eligible Receivable" and "Receivable" to provide that all such terms, wherever used in such Third Restated Agreement shall mean and refer only to those accounts, additional accounts, eligible receivables and receivables that are not the subject of this Agreement and which relate solely to accounts and additional accounts which have not been contributed to and assumed by the Bank pursuant to the Contribution Agreement or otherwise. It is the intent of the parties, as of the date of this Agreement, that only open end revolving proprietary credit card accounts be contributed to the Bank and that only receivables arising thereunder shall be the subject of this Agreement. All other forms of accounts, additional accounts and receivables thereunder shall remain subject to the Third Restated Agreement.

      SECTION 9.2. CONTINUATION OF THIRD RESTATED AGREEMENT The Third Restated Agreement shall be terminated as to all Accounts, Additional Accounts, Eligible Receivables and Receivables with respect to open end revolving credit cards accounts and all open end credit card credit offered to customers of Saks, all of which shall be governed solely hereby upon and following the Effective Time. With respect to all closed end credit granted under any other types of accounts to customers of Saks, the Third Restated Agreement shall continue to control and provide for the sale and transfer of all closed end receivables, which shall be purchased by the purchaser named therein pursuant to the terms and upon the conditions of the Third Restated Agreement, which shall continue in full force and effect solely for such purpose.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. AMENDMENT. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Purchaser and the Seller. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment to this Agreement.

      SECTION 10.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 10.3. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the applicable telecopy number specified in (or pursuant to) this Section 10.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. first class or overnight mail,
(iii) if given by overnight courier, such as FedEx, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in (or pursuant to) this
Section 10.3.

      (a)   in the case of the Purchaser:       with a copy to:
            SFA Finance Company                 Saks Incorporated
            c/o Oliver Richardson               750 Lakeshore Parkway
            The Richardson Company              Birmingham, Alabama  35211
            599 Lexington Ave., 23rd Floor      Telephone: (205) 940-4735
            New York, New York                  Telecopy: (205) 940-4098
            Attn: Treasurer                     Attn: Douglas E. Coltharp
            Telephone:  (212) 940-5140          Executive Vice President and
            Telecopy:   (212) 940-5159          Chief Financial Officer

            (b)   in the case of the Seller:
            National Bank of the Great Lakes
            140 Industrial Drive
            Elmhurst, Illinois 60126
            Telephone: (630) 516-8080
            Telecopy: (630) 516-8031
            Attn: Douglas E. Coltharp
                  Chairman
            with a copy to:

            Saks Incorporated
            750 Lakeshore Parkway
            Birmingham, Alabama  35211
            Telephone: (205) 940-4735
            Telecopy: (205) 940-4098
            Attn: Douglas E. Coltharp
                  Executive Vice President and
                  Chief Financial Officer

(c)   in the case of the Servicer:

            Saks & Company
            c/o 12 East 49th Street
            New York, NY 10017
            Telephone: (212) 940-5140
            Telecopy: (212) 940-5159
            Attn: Treasurer

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

      SECTION 10.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      SECTION 10.5. ASSIGNMENT. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Pooling and Servicing Agreement to the Trustee, for the benefit of the Certificateholders. The Purchaser hereby notifies (and the Seller hereby acknowledges that) the Purchaser, pursuant to the Pooling and Servicing Agreement, has assigned all its rights hereunder to the Trustee. All rights of the Purchaser hereunder may be exercised by the Trustee or its assignees, to the extent of their respective rights pursuant to such assignments.

      SECTION 10.6. FURTHER ASSURANCES. The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

      SECTION 10.7. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Trustee (as assignee of the Purchaser), any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

      SECTION 10.8. NO BANKRUPTCY PETITION AGAINST THE PURCHASER OR TRUST. Each of the Seller and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Certificates, it will not institute against, or join any other Person in instituting against, the Purchaser or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

      SECTION 10.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 10.10. BINDING EFFECT; THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Trustee on behalf of the Certificateholders is intended by the parties hereto to be a third-party beneficiary of this Agreement, but otherwise no Person not a party is intended to or shall have any rights hereunder, whether as a third party beneficiary or otherwise.

      SECTION 10.11. MERGER AND INTEGRATION. Except as specifically stated otherwise herein or incorporated hereby, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except in writing executed by the parties as provided herein.

      SECTION 10.12. HEADINGS. The cover page, table of contents, and article and section headings hereof are for purposes of convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      SECTION 10.13. EXHIBITS. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

      SECTION 10.14. EFFECTIVENESS OF AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENT. The effectiveness of this Agreement, and the amendments made hereto to the Third Restated Agreement, shall be conditioned upon the occurrence of, and shall become effective at the beginning of business in the first business day immediately following, the Effective Time of the Merger.

      IN WITNESS WHEREOF, the Seller, the Purchaser and the Servicer each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                              NATIONAL BANK OF THE GREAT LAKES, as
                                Seller


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________


                              SFA FINANCE COMPANY, as Purchaser


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________


                              SAKS & COMPANY, as Servicer


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________

                                    EXHIBIT A
                                     TO THE
                         RECEIVABLES PURCHASE AGREEMENT

                  FORM OF CONFIRMING ASSIGNMENT OF RECEIVABLES
                             IN ADDITIONAL ACCOUNTS


      CONFIRMING ASSIGNMENT NO. ___ OF ADDITIONAL RECEIVABLES IN ACCOUNTS, dated as of [insert applicable Determination Date] (the "Confirming Assignment"), by and between NATIONAL BANK OF THE GREAT LAKES, a national banking association (the "Seller"), and SFA FINANCE COMPANY, a Delaware corporation, (the "Purchaser"), pursuant to the Receivables Purchase Agreement referred to below.

                              W I T N E S S E T H:

      WHEREAS, the Seller, Saks & Company (the "Servicer") and the Purchaser are parties to a Receivables Purchase Agreement, dated as of September 17, 1998 (as such agreement may have been or may from time to time be, amended, supplemented, restated or otherwise modified, the "Receivables Purchase Agreement");

      WHEREAS, pursuant to subsection 2.2 of the Receivables Purchase Agreement, Additional Accounts created during the Monthly Period immediately preceding the date hereof have been included as Accounts, and Receivables in such Additional Accounts, whether then existing or thereafter created, have been conveyed to the Purchaser; and

      WHEREAS, the Seller and the Purchaser are required to execute and deliver this Confirming Assignment pursuant to subsection 2.2 of the Receivables Purchase Agreement:

      NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

      1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

      2. Designation of Additional Accounts. The Seller is delivering herewith a computer file, written list or microfiche list containing a true and complete schedule identifying all Additional Accounts created and included as Accounts during the Monthly Period immediately preceding the date hereof and specifying for each such Account, as of the last billing date for such Account, its account number and billing cycle, its collection status, the aggregate Amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such computer file, microfiche or written list shall be as of the date of this Confirming Assignment incorporated into and made part of this Confirming Assignment and the Receivables Purchase Agreement and is marked as
Schedule 1 to this Confirming Assignment.

      3. Conveyance of Receivables.

      (a) The Seller does hereby confirm that on each Addition Date during the Monthly Period immediately preceding the date hereof the Seller has transferred, assigned, set over and otherwise conveyed to the Purchaser, without recourse (except as expressly provided in the Receivables Purchase Agreement), all of its right, title and interest in, to and under the Receivables then existing and thereafter created in connection with the Additional Accounts added during such Monthly Period and listed on Schedule 1, all monies due or to become due and all amounts received with respect thereto after the Addition Date with respect thereto and all proceeds thereof. The above described transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Purchaser of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors.

      (b) In connection with such transfer, the Seller agrees to record and file, if necessary to perfect the Purchaser's interest in the Receivables in such Additional Accounts, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created in connection with the Additional Accounts listed on Schedule 1 for the transfer of accounts meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables to the Purchaser, and to deliver file stamped copies of such financing statements or other evidence of such filing to the Purchaser on or prior to the date hereof. The Purchaser shall be under no obligation whatsoever to file such financing statements, or any continuation statement to such financing statements, or make any other filing under the UCC in connection with such transfer.

      (c) In connection with such transfer, the Seller further confirms that it has, at its own expense, with respect to each Additional Account included on
Schedule 1, on or prior to the Addition Date relating thereto, indicated in its books, records and computer files that all Receivables created in connection with such Additional Account have been conveyed to the Purchaser.

      4. Acceptance by Purchaser. Subject to the satisfaction of the conditions set forth in Section 6 of this Confirming Assignment, the Purchaser hereby acknowledges its acceptance on each Addition Date of all right, title and interest to the property, then existing and thereafter created, conveyed to the Purchaser by the Seller as described in subsection 3(a) of this Confirming Assignment. The Purchaser further acknowledges that, prior to or simultaneously with the execution and delivery of this Confirming Assignment, the Seller delivered to the Purchaser the written list, computer file or microfiche list described in Section 2 of this Confirming Assignment.

      5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that, as of each Addition Date, each of the representations and warranties contained in Article IV of the Receivables Purchase Agreement to the extent the same relate to any Additional Accounts were true and correct.

      6. Conditions Precedent. The acceptance of the Purchaser set forth in
Section 4 hereof and the amendment of the Receivables Purchase Agreement as set forth in Section 7 hereof, are subject to the satisfaction, on or prior to the date hereof, of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 5 of this Confirming Assignment shall have been true and correct as of the Addition Date.

            (b) Additional Information. The Seller shall have delivered to the Purchaser such information, if any, as was reasonably requested by the Purchaser to satisfy itself as to the accuracy of the representations and warranties set forth in this Confirming Assignment.

      7. Amendment of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended by providing that all references to the "Receivables Purchase Agreement", to "this Confirming Assignment" and "herein" shall be deemed from and after the date hereof to be a dual reference to the Receivables Purchase Agreement as supplemented by this Confirming Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain in full force and effect in accordance with their terms and except as expressly provided herein, this Confirming Assignment shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Receivables Purchase Agreement.

      8. Counterparts. This Confirming Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the undersigned have caused this Confirming Assignment of Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                              NATIONAL BANK OF THE GREAT LAKES, as
                                Seller


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________


                              SFA FINANCE COMPANY, as Purchaser


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________


                              SAKS & COMPANY, as Servicer


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________

                                    EXHIBIT B
                                     TO THE
                         RECEIVABLES PURCHASE AGREEMENT

                            FORM OF SUBORDINATED NOTE

                                                                  US$100,000,000
                                                                 August 17, 1998

      FOR VALUE RECEIVED, the undersigned, SFA FINANCE COMPANY, a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of ____________________________ or any successor holder (the "Payee"), on the earlier of December 31, 2000 or 91 days following termination of the Trust, the lesser of the principal sum of up to ONE HUNDRED MILLION DOLLARS and NO/100 ($100,000,000.00), or the aggregate unpaid principal amount of all advances of funds hereunder ("Advances") to the Maker from the Payee pursuant to Section 3.2, and the other terms, of the Receivables Purchase Agreement, dated as of the date hereof among the Maker, the Payee and National Bank of the Great Lakes (as such agreement may from time to time be amended, supplemented, restated or otherwise modified and in effect, the "Receivables Purchase Agreement"), in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day). Interest on each Advance shall be computed and paid based upon the actual number of days elapsed and a year of 360 days.

      The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that (a) the failure of the holder hereof to make such a notation or record or (b) any error in such a notation, shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement. Any such notation or record shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

      The Maker shall have the right to borrow, repay and, subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty, premium or charge. The Maker shall be obligated to repay Advances to the Payee only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Seller under this Subordinated Note, the Seller shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser.

      This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement. The indebtedness evidenced by this Subordinated
Note is subordinated to the prior payment in full of all of the Maker's recourse obligations under the Pooling and Servicing Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Trustee, the Certificateholders and/or any of their respective permitted assignees pursuant to the Pooling and Servicing Agreement (collectively, the "Senior Claimants") under the Pooling and Servicing Agreement. Until the date on which all obligations of the Maker and/or the Servicer under the Pooling and Servicing Agreement (all such obligations, collectively, the "Senior Claims") have been indefeasibly paid and satisfied in full, the Payee shall not demand, accelerate, sue for, take, receive or accept from the Maker, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that nothing in this paragraph shall restrict the Maker from paying, or the Payee from requesting, any payments under this Subordinated Note so long as the Maker is not required under the Pooling and Servicing Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Pooling and Servicing Agreement. Should any payment, distribution or security or proceeds thereof be received by the Payee in violation of the immediately preceding sentence, the Payee agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Trustee for the benefit of the Senior Claimants.

      Upon the occurrence of any Insolvency Event with respect to the Maker, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Senior Claims before the Payee is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Maker of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Trustee for application to, or as collateral for the payment of, the Senior Claims until such Senior Claims shall have been paid in full and satisfied.

      Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Receivables Purchase Agreement.

      This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Subordinated Note as of the date first written above.

                               SFA FINANCE COMPANY


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________

                              ADVANCES AND PAYMENTS

  Date and Amount         Payments        Unpaid Principal     Name of Person
    of Advance       Principal/Interest    Balance of Note     Making Notation
    ----------       ------------------    ---------------     ---------------


                                    EXHIBIT C
                                     TO THE
                         RECEIVABLES PURCHASE AGREEMENT



      LOCATION OF RECORDS OF SELLER

      140 Industrial Drive
      Elmhurst, Illinois  60126

      331 West Wisconsin Avenue
      Milwaukee, Wisconsin 53203

      3455 Highway 80 West
      P.O. Box 20080
      Jackson, Mississippi 39289-0080

      9750 Walnut Street
      Dallas, Texas  75243

      13526 Nacogdoches Road
      San Antonio, Texas  78217

                                    EXHIBIT D
                                     TO THE
                         RECEIVABLES PURCHASE AGREEMENT


          SUBSIDIARIES, DIVISIONS, TRADE NAMES, BANKRUPTCY PROCEEDINGS


Great Lakes Credit Corporation
140 Industrial Drive
Elmhurst, Illinois  60126


                                      D-1